Exhibit 10.30
STOCK OPTION AGREEMENT

THIS AGREEMENT (the “Agreement”), dated as of ________________, 2019 (the “Grant Date”) is made by and between Laureate Education, Inc., a Delaware public benefit corporation (hereinafter referred to as “Laureate”), and the individual whose name is set forth on the signature page hereof, who is an Eligible Individual, hereinafter referred to as the “Optionee.” Any capitalized terms herein not otherwise defined in this Agreement shall have the meaning set forth in the Laureate Education, Inc. Amended and Restated 2013 Long-Term Incentive Plan, as it may be amended from time to time (the “Plan”). You must accept this Award in the manner specified by Laureate no later than [insert deadline]. If you fail to do so, this Award will be null and void.

WHEREAS, Laureate wishes to carry out the Plan, the terms of which are hereby incorporated by reference and made a part of this Agreement; and
WHEREAS, the Administrator has determined that it would be to the advantage and best interest of Laureate and its shareholders to grant the Option provided for herein to the Optionee as an incentive for increased efforts during the Optionee’s service relationship with the Company, and has advised Laureate thereof and instructed the undersigned officers to issue said Option.
NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:
ARTICLE I
DEFINITIONS
Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary.
Section 1.1.  Company
“Company” shall mean Laureate and its Subsidiaries.
Section 1.2.  Eligible Individual
“Eligible Individual” shall mean an officer or employee of, and other individual, including a non-employee director, who is a natural person providing bona fide services to or for, Laureate or any of its Subsidiaries, provided that such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for Laureate’s securities.
Section 1.3.  [Good Reason]*
[“Good Reason” shall mean “Good Reason” as such term may be defined in any employment agreement in effect at the time of termination of employment between the Optionee and Laureate or any of its Subsidiaries, or, if there is no such employment agreement or such term is not defined therein, “Good Reason” shall mean, without the consent of the Optionee, (i) a material reduction in base salary (other than a general reduction in base salary that affects all similarly situated employees), (ii) a substantial diminution in the Optionee’s title, duties and responsibilities, other than any isolated, insubstantial and inadvertent failure by the Company that is not in bad faith, or (iii) a transfer of the Optionee’s primary workplace by more than fifty (50) miles from his or her current workplace; provided, however, that in any event, such conduct is not cured within ten (10) business days after the Optionee gives the Company notice of such event.]*
Section 1.4.  Option
“Option” shall mean the option granted under Section 2.1 of this Agreement.
Section 1.5.  Permanent Disability
“Permanent Disability” shall mean “Disability” as such term is defined in any employment agreement between the Optionee and the Company, or, if there is no such employment agreement or such term is not defined therein, “Permanent Disability” shall mean a total and permanent disability as defined in the long-term disability plan of Laureate or the Subsidiary, as applicable, with which the Optionee is employed on the date as of which the existence of a Permanent Disability is to be determined.
Section 1.6.  Retirement
“Retirement” shall mean the voluntary termination of the Optionee’s employment with the Company if (a) the Optionee signs and returns to the Company a release of claims for the benefit of the Company, in the form provided by the Company, that has become irrevocable by its terms; and (b) on the effective date of Optionee’s termination of employment, the sum of (1) the length of time the Optionee has been in the continuous employment of Company (which must be no fewer than five (5) years) and (2) the age of the Optionee equals seventy (70) or more. For the avoidance of doubt, service with the Company in any capacity other than as an employee of the Company will not be counted toward the determination of the Optionee’s length of continuous employment nor will employment with any entity prior to the Company’s acquisition of such entity be counted toward the requisite five year period of continuous employment.
Section 1.7.  Secretary
“Secretary” shall mean the Secretary of Laureate.
Section 1.8.  Share
“Share” shall mean a share of Class A Common Stock.
* For only certain executives
ARTICLE II
GRANT OF OPTION
Section 1.1.  Grant of Option
For good and valuable consideration, on and as of the Grant Date, Laureate grants to the Optionee an Option to purchase the number of Shares set forth on the signature page hereof, on the terms and conditions set forth in this Agreement.

Section 1.2.  Exercise Price
Subject to Section 2.5, the exercise price per Share covered by the Option (the “Exercise Price”) shall be as set forth on the signature page hereof.
Section 1.3.  No Guarantee of Employment or Service Relationship
Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ or service of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to terminate the employment or service of the Optionee at any time for any reason whatsoever, with or without cause or notice, subject to the applicable provisions of, if any, the Optionee’s employment or service agreement with or offer letter provided by the Company to the Optionee and subject to applicable law. Nothing in this Agreement or in the Plan shall serve as a limitation of the right of the Company to discharge the Optionee at any time with or without cause or notice, subject to applicable law, and whether or not such discharge results in the failure of any portion of the Option to become exercisable or any other adverse effect on the Optionee’s interests under the Plan.
Section 1.4.  Nonqualified Nature of the Option
The Option is not intended to qualify as an incentive stock option within the meaning of Code section 422, and this Agreement shall be so construed.
Section 1.5.  Adjustments to Option
The Option shall be subject to the adjustment provisions of Sections 10, 11 and 12 of the Plan.
ARTICLE III
PERIOD OF EXERCISABILITY
Section 1.1.  Commencement of Exercisability
(a)So long as the Optionee continues to be an Eligible Individual performing bona fide services to or for the Company through the applicable vesting date(s) below (each, a “Vesting Date”), the Option shall become vested and exercisable pursuant to the following schedule:
Vesting Date        Number of Option Shares that become vested:
December 31, 2019            [INSERT#]
December 31, 2020            [INSERT#]
December 31, 2021            [INSERT#]
(b)    Notwithstanding the foregoing, if, before the final Vesting Date, but on or within the eighteen (18) months after a Change in Control, the Optionee ceases to be an Eligible Individual [either]* because the Company or its successor terminates the Optionee’s employment or other service relationship without Cause [or the Optionee terminates due to Good Reason]* the Option shall become exercisable as to 100% of the Shares subject to the Option on such termination date (but only to the extent such Option has not otherwise terminated or become exercisable).

(c)    If, before a Vesting Date, the Optionee ceases to be an Eligible Individual due to the Optionee’s death or Permanent Disability, the Optionee will vest on the Optionee’s termination date in the number of Shares subject to the Option that would have vested had the Optionee remained employed until the next scheduled Vesting Date.

(d)    No portion of the Option shall become vested and exercisable as to any additional Shares following the time the Optionee ceases to be an Eligible Individual, and any portion of the Option which is unexercisable as of the Optionee’s cessation of service as an Eligible Individual shall immediately expire without payment therefor.

Section 1.2.  Expiration of Option
The Optionee may not exercise any vested portion of the Option to any extent after the first to occur of the following events:
(a)The tenth anniversary of the Grant Date so long as the Optionee remains an Eligible Individual through such date;
(b)    The fifth anniversary of the date of the Optionee’s termination of employment with the Company, if the Optionee’s employment is terminated by reason of Retirement;
* For only certain executives
(c)    The second anniversary of the date of the Optionee’s termination of employment with the Company, if the Optionee’s employment is terminated by reason of death or Permanent Disability;
(d)    Except as otherwise provided in this Section 3, ninety (90) days after the date the Optionee ceases to be an Eligible Individual by reason of the Optionee’s voluntary resignation or the Company’s termination of the employment or service relationship without Cause (for any reason other than as set forth in clause (b) above), or by reason of the entity for which services are performed by the Optionee ceasing to be Laureate or a Subsidiary;
(e)    Immediately upon the date the Optionee ceases to be an Eligible Individual for Cause; or
(f)    At the discretion of the Company, if the Administrator so determines pursuant to Section 11 of the Plan.
In no event may the Option be exercised after the Expiration Date of the Option set forth on the signature page hereof.
ARTICLE IV
EXERCISE OF OPTION
Section 1.1.  Person Eligible to Exercise
During the lifetime of the Optionee, only the Optionee (or his or her duly authorized legal representative) may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.2, be exercised by his personal representative or by any person empowered to do so under the Optionee’s last will and testament or under the then applicable laws of descent and distribution.
Section 1.2.  Partial Exercise
Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.2; provided, however, that any partial exercise shall be for whole Shares only.
Section 1.3.  Manner of Exercise
The Option, or any exercisable portion thereof, may be exercised solely by delivering to the Company, in the manner prescribed by the Administrator, all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.2:
(a)Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator;
(b)(i) Full payment (in cash, by check or by a combination thereof) for the Shares with respect to which such Option or portion thereof is exercised, (ii) to the extent permitted by the Administrator in a manner that is compliant with the terms of the Plan, indication that the Optionee elects to have the number of Shares that would otherwise be issued to the Optionee reduced by a number of Shares having an equivalent Fair Market Value to the payment that would otherwise be made by the Optionee to Laureate pursuant to clause (i) of this subsection (b), or (iii) a broker-assisted cashless exercise through a brokerage firm designated or approved by the Administrator;
(c)(i) Full payment (in cash, by check or by a combination thereof) to satisfy the withholding tax obligation with respect to which such Option or portion thereof is exercised or (ii) to the extent permitted by the Administrator in a manner that is compliant with the terms of the Plan, indication that the Optionee elects to have the number of Shares that would otherwise be issued to the Optionee upon exercise of such Option (or portion thereof) reduced by a number of Shares having an aggregate Fair Market Value, on the date of such exercise, equal to the payment to satisfy the withholding tax obligation that would otherwise be required to be made by the Optionee to the Company pursuant to clause (i) of this subsection (c); and
(d)In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.
(e)    At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes withholding from payroll or any other payment of any kind due to the Optionee and otherwise agrees to make adequate provision for foreign (non-US), federal, state and local taxes required by law to be withheld, if any, which arise in connection with the Option. The Company may require the Optionee to make a cash payment to cover any withholding tax obligation as a condition of exercise of the Option or issuance of Shares upon exercise.
Section 1.4.  Conditions to Issuance of Stock Certificates

The Shares deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued Shares or issued Shares, which have then been reacquired by Laureate. Such Shares shall be fully paid and nonassessable. In its discretion, Laureate may deliver share certificates or may retain such Shares in uncertificated book-entry form. Laureate shall not be required to issue Shares or deliver any certificate or certificates for shares of stock purchased upon the exercise of an Option or portion thereof prior to fulfillment of all of the following conditions:
(a)The obtaining of approval or other clearance from any state or federal governmental agency which the Administrator shall, in its reasonable and good faith discretion, determine to be necessary or advisable, and confirmed compliance with Laureate’s policies including its insider trading policy; and
(b)The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience or as may otherwise be required by applicable law.
Section 1.5.  Rights as Stockholder
The holder of an Option shall not be, nor have any of the rights or privileges of, a stockholder of Laureate in respect of any Shares purchasable upon the exercise of the Option or any portion thereof unless and until certificates representing such Shares shall have been issued by Laureate to such holder upon satisfaction of the conditions set forth in Section 4.4 or unless book entry representing such Shares has been made and such Shares have been deposited with the appropriate registered book-entry custodian. Upon fulfillment of such conditions, Laureate shall be required to issue and deliver such certificate or certificates, unless book entry representing such Shares has been made and such Shares have been deposited with the appropriate registered book-entry custodian.
ARTICLE V
RESTRICTIVE COVENANTS
Section 1.1.  Confidential Information; Covenant Not to Compete; Covenant Not to Solicit
(a) In consideration of this Option grant, unless otherwise provided in any employment or severance agreement entered into by and between the Optionee and the Company (in which case the corresponding provisions therein shall control), the Optionee hereby agrees effective as of the date of the Optionee’s commencement of employment with the Company, without the Company’s prior written consent, the Optionee shall not, directly or indirectly:
(i) at any time during or after the Optionee’s employment with the Company, disclose or use any Confidential Information (as defined below) pertaining to the business of the Company or Affiliates, except when required to perform Optionee’s duties to the Company, by law or judicial process;
(ii) at any time during the Optionee’s employment with the Company and for a period of two years thereafter, directly or indirectly, act as a proprietor, investor, director, officer, employee, substantial stockholder, consultant, or partner in any business that directly competes, at the relevant determination date, with the post-secondary business of the Company or any of its

Affiliates in any geographic area where the Company or its Affiliates manufactures, produces, sells, leases, rents, licenses or otherwise provides products or services; and
(iii) at any time during the Optionee’s employment with the Company and for a period of two years thereafter, directly or indirectly (A) solicit customers or clients of the Company or Affiliates to terminate their relationship with the Company or Affiliates or otherwise solicit such customers or clients to compete with any business of the Company or Affiliates or (B) solicit or offer employment to any person who is, or has been at any time during the twelve (12) months immediately preceding the termination of the Optionee’s employment employed by the Company or Affiliates.
For the purposes of subsection (a)(ii) above, the Optionee may, directly or indirectly own, solely as an investment, securities of any entity engaged in the business of the Company or its Affiliates which are publicly traded on a national or regional stock exchange or quotation system or on the over-the-counter market if the Optionee (I) is not a controlling person of, or a member of a group which controls, such entity, and (II) does not, directly or indirectly, own 5% or more of any class of securities of such entity.
If the Optionee is bound by any other agreement with the Company regarding the use or disclosure of Confidential Information, the provisions of this Section shall be read in such a way as to further restrict and not to permit any more extensive use or disclosure of Confidential Information.
(b) Notwithstanding clause (a) above, if at any time a court holds that the restrictions stated in such clause (a) are unreasonable or otherwise unenforceable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area. Because the Optionee’s services are unique and because the Optionee has had access to Confidential Information, the Optionee agrees that money damages will be an inadequate remedy for any breach of this Section. In the event of a breach or threatened breach of this Section, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security).
(c) In the event that the Optionee breaches any of the provisions of this Section, in addition to all other remedies that may be available to the Company, the Option shall terminate immediately for no consideration, and if any portion of the Option was exercised, the Optionee shall be required to pay to the Company the amount by which, at the time of exercise, the Fair Market Value of the Shares was greater than the aggregate Exercise Price paid for the Shares, on a net after-tax basis.
For purposes of this Section, “Confidential Information” shall mean all non-public information concerning trade secret, know how, software, developments, inventions, processes, technology, designs, the financial data, strategic business plans or any proprietary or confidential information, documents or materials in any form or media.

ARTICLE VI
MISCELLANEOUS
Section 1.1.  Administration
The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan and this Agreement.
Section 1.2.  Option Not Transferable
Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 6.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.
Section 1.3.  Notices
Any notice to be given under the terms of this Agreement to the Company shall be addressed to Laureate in care of its Secretary, and any notice to be given to the Optionee shall be addressed to the Optionee at the physical or electronic address given beneath the Optionee’s signature hereto. By a notice given pursuant to this Section 6.3, either party may hereafter designate a different address for notices to be given to him or it. Any notice, which is required to be given to the Optionee, shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 6.3. Any notice shall have been deemed duly given when (i) delivered in person, (ii) enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service, (iii) enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with fees prepaid) in an office regularly maintained by FedEx, UPS, or comparable non-public mail carrier, or (iv) delivered by email to an electronic mail address provided by the Optionee, or if notice is given to Laureate, by email to stocktrading@laureate.net.
Section 1.4.  Titles; Pronouns
Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.
Section 1.5.  Applicability of Plan and Recoupment Policy

The Option and the Shares issued to the Optionee (or other proper holder of the Option) upon exercise of the Option shall be subject to all of the terms and provisions of the Plan. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control. The Optionee acknowledges that the Optionee has received a copy of the Recoupment Policy and acknowledges and agrees that the terms of the Recoupment Policy shall be applicable to the Option and any Shares issued as a result of the Optionee’s exercise of the Option.
Section 1.6.  Service and Employment Acknowledgments.
By accepting the Option and signing this Agreement, the Optionee acknowledges and agrees that: (i) the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan or this Agreement; (ii) the Optionee is voluntarily participating in the Plan; (iii) the award of an Option is a one-time benefit which does not create any contractual or other right to receive future awards of Options, or compensation or benefits in lieu of Options, even if Options have been awarded repeatedly in the past; (iv) all determinations with respect to any such future awards, including, but not limited to, the times when Options shall be awarded or shall become vested or exercisable and the number of Options subject to each award, will be at the sole discretion of the Administrator; (v) the value of the Option is an extraordinary item of compensation which is outside the scope of the Optionee’s employment or service contract, if any; (vi) the value of the Option is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any termination, severance, resignation, redundancy, end of service payments or similar payments, or bonuses, long-service awards, pension, welfare or retirement benefits; (vii) the vesting of the Option ceases upon termination of service with the Company or transfer of employment from the Company, or other cessation of eligibility for any reason, except as may otherwise be explicitly provided in this Agreement; (viii) the value of the Options and the underlying Shares cannot be predicted with certainty and will change over time and the Company does not guarantee any future value; (ix) if the Optionee is not an employee of the Company, the Option grant will not be interpreted to form an employment contract or relationship with the Company; nothing in this Agreement shall confer upon the Optionee any right to continue in the service of the Company or interfere in any way with any right of the Company to terminate the Optionee’s service as a director, an employee or consultant, as the case may be, at any time, subject to applicable law; the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Optionee’s participation in the Plan or the Optionee’s acquisition or sale of the Shares underlying the Option; and (x) no claim or entitlement to compensation or damages arises if the value of the Option or the underlying Shares decreases and in consideration for the grant of the Option the Optionee irrevocably releases the Company from any claim or entitlement to compensation or damages that does arise in connection with the Option.
Section 1.7.  Personal Data.
The following provisions shall only apply to the Optionee if he or she resides outside the US, UK, EU and EEA:
    The Optionee voluntarily consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement and any other Plan materials (“Data”) by and among, as applicable, the Company and any Affiliate for the exclusive purpose of implementing, administering, and managing participation in the Plan.
    The Optionee understands that the Company and any Affiliate may hold certain personal information about him or her, including, but not limited to, his or her name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all equity awards or any other entitlement to stock awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the exclusive purpose of implementing, administering, and managing the Plan.
    The Optionee understands that Data will be transferred to one or more a stock plan service provider(s) selected by the Company, which may assist the Company with the implementation, administration, and management of the Plan.  The Optionee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different, including less stringent, data privacy laws and protections than the Optionee’s country.  The Optionee understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting a local human resources representative.  The Optionee authorizes the Company and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing participation in the Plan.
    The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage participation in the Plan.  The Optionee further understands that if he or she resides in certain jurisdictions outside the United States, to the extent required by applicable laws, the Optionee may, at any time, request access to Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents given by accepting the Option, in any case without cost, by contacting in writing a local human resources representative.  Further, the Optionee understands that he or she is providing these consents on a purely voluntary basis.  If the Optionee does not consent or if he or she later seeks to revoke consent, his or her engagement as a service provider with the Company or an Affiliate will not be adversely affected; the only consequence of refusing or withdrawing consent is that the Company will not be able to grant the Optionee Options under the Plan or administer or maintain the Option.  Therefore, the Optionee understands that refusing or withdrawing consent may affect his or her ability to participate in the Plan (including the right to retain the Option).  The Optionee understands that he or she may contact a local human resources representative for more information on the consequences of refusal to consent or withdrawal of consent.
The following provisions shall only apply to the Optionee if he or she resides in the UK, EU or EEA:
    Data Collected and Purposes of Collection.  The Optionee understands that the Company, acting as controller, as well as the employing Affiliate, may collect, to the extent permissible under applicable law, certain personal information about him or her, including name, home address and telephone number, information necessary to process the Option (e.g., mailing address for a check payment or bank account wire transfer information), date of birth, social insurance number or other identification number, salary, nationality, job title, employment location, any capital shares or directorships held in the Company (but only where needed for legal or tax compliance), any other information necessary to process mandatory tax withholding and reporting, details of all Options granted, canceled, vested, unvested or outstanding in the Optionee’s favor, and where applicable service termination date and reason for termination  (all such personal information is referred to as “Data”).  The Data is collected from the Optionee, the employing Affiliate, and from the Company, for the exclusive purpose of implementing, administering and managing the Plan pursuant to the terms of this Agreement.  The legal basis (that is, the legal justification) for processing the Data is to perform this Agreement.  The Data must be provided in order for the Optionee to participate in the Plan and for the parties to this

Agreement to perform their respective obligations thereunder.  If the Optionee does not provide Data, he or she will not be able to participate in the Plan and become a party to this Agreement.
    Transfers and Retention of Data.  The Optionee understands that the employing Affiliate will transfer Data to the Company for purposes of plan administration. The Company and the employing Affiliate may also transfer his or her Data to other service providers (such as accounting firms, payroll processing firms or tax firms),  as may be selected by the Company in the future, to assist the Company with the implementation, administration and management of this Agreement.  The Optionee understands that the recipients of the Data may be located in the United States, a country that does not benefit from an adequacy decision issued by the European Commission.  Where a recipient is located in a country that does not benefit from an adequacy decision, the transfer of the Data to that recipient will be made pursuant to [European Commission-approved standard contractual clauses]/[Binding Corporate Rules], a copy of which may be obtained at [insert email address or other contact information for person who can provide a copy of the relevant document, OR a link to the relevant document; the participant must be able to obtain a copy of the relevant document for free.]  The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage his or her rights and obligations under this Agreement, and for the duration of the relevant statutes of limitations, which may be longer than the term of this Agreement.
    The Optionee’s Rights in Respect of Data. The Company will take steps in accordance with applicable legislation to keep Data accurate, complete and up-to-date.  The Optionee is entitled to have any inadequate, incomplete or incorrect Data corrected (that is, rectified).  The Optionee also has the right to request access to his or her Data as well as additional information about the processing of that Data.  Further, the Optionee is entitled to object to the processing of Data or have his or her Data erased, under certain circumstances.  As from May 25, 2018, and subject to conditions set forth in applicable law, the Optionee also is entitled to (i) restrict the processing of his or her Data so that it is stored but not actively processed (e.g., while the Company assesses whether the Optionee is entitled to have Data erased) and (ii) receive a copy of the Data provided pursuant to this Agreement or generated by the Optionee, in a common machine-readable format.  To exercise his or her rights, the Optionee may contact the local human resources representative.  The Optionee may also contact the relevant data protection supervisory authority, as he or she has the right to lodge a complaint.  [The data protection officer may be contacted at [insert email address or other contact information for the data protection officer; the participant must be able to contact the data protection officer for free.]
Section 1.8.  Electronic Delivery of Documents.
(a)    Methods of Delivery. The Company may from time to time electronically deliver, via e-mail or posting on the Company’s website, this Agreement, information with respect to the Plan or the Option, any amendments to the Agreement, and any reports of the Company provided generally to the Company’s stockholders. The Optionee may receive from the Company, at no cost, a paper copy of any electronically delivered documents by contacting the Secretary.
(b)    Consent and Acknowledgment. By signing this Agreement, the Optionee (i) consents to the electronic delivery of this Agreement, all information with respect to the Plan and the Option and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledges that the Optionee may receive from the Company a paper copy of any documents delivered electronically at no cost to the Optionee by contacting the Company by telephone or in writing; (iii) further acknowledges that the Optionee may revoke the Optionee’s consent to the electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv)

further acknowledges that the Optionee understands that the Optionee is not required to consent to electronic delivery of documents.
Section 1.9.  Amendment; Entire Agreement
This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Option or Shares as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by the Optionee and the Company. This Agreement constitutes the entire agreement among the parties with respect to any agreements regarding the equity-based incentive awards referenced on the Optionee’s signature page hereto and supersedes all prior and contemporaneous agreements (including any change in control, executive retention, employment or other agreements regarding the vesting of the equity-based incentive awards referenced on the Optionee’s signature page hereto, or payment of cash or Shares in respect of these equity-based awards upon a termination of the Optionee’s employment with the Company or other termination of status as an Eligible Individual), discussions, understandings and negotiations, whether written or oral, with respect to any of the foregoing.
Section 1.10.  Governing Law
The laws of the State of Maryland shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
Section 1.11.  Resolution of Disputes
Any dispute or disagreement which shall arise under, or as a result of, or pursuant to or relating to, this Agreement shall be determined by the Administrator in good faith in its absolute and uncontrolled discretion, and any such determination or any other determination by the Administrator under or pursuant to this Agreement and any interpretation by the Administrator of the terms of this Agreement, will be final, binding and conclusive on all persons affected thereby. The Optionee agrees that before the Optionee may bring any legal action arising under, as a result of, pursuant to or relating to, this Agreement the Optionee will first exhaust his or her administrative remedies before the Administrator. The Optionee further agrees that in the event that the Administrator does not resolve any dispute or disagreement arising under, as a result of, pursuant to or relating to, this Agreement to the Optionee’s satisfaction, no legal action may be commenced or maintained relating to this Agreement more than twenty-four (24) months after the Administrator’s decision.
Section 1.12.  Section 409A
This Agreement and the Option granted hereunder are intended to be exempt from Section 409A of the Code. This Agreement and the Option shall be administered, interpreted and construed in a manner consistent with this intent. Nothing in the Plan or this Agreement shall be construed as including any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the Option. Should any provision of the Plan or this Agreement be found not to comply with, or otherwise be exempt from, the provisions of Section 409A of the Code, it may be modified and given effect, in the sole discretion of the Administrator and without requiring the Optionee’s consent, in such manner as the Administrator determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Section 409A of the Code. The foregoing, however, shall not be construed as a guarantee or warranty by the Company of any particular tax effect to the Optionee.

Section 1.13.  Counterparts
This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
Signature Pages to follow.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.
LAUREATE EDUCATION, INC.

By:
Name:     Victoria Silbey
Title: Senior Vice President, Secretary
         and Chief Legal Officer
[signature page to the Stock Option Agreement]

OPTIONEE NAME: [INSERT]

I acknowledge that I have carefully read the Agreement, the Plan, and Plan prospectus. I agree to be bound by all of the provisions set forth in the Agreement and Plan. I acknowledge that I have received a copy of the Recoupment Policy and acknowledge and agree that the terms of the Recoupment Policy shall be applicable to the Option and any Shares issued upon exercise of the Option. I also consent to electronic delivery of all notices or other information with respect to the Option or the Company.

OPTIONEE SIGNATURE:

Address: (to be completed by Optionee:)    ____________________________

                        ____________________________
                    ____________________________

Shares subject to Option: _______________

Grant Date: __________________

Exercise Price: $___________ per share

Expiration Date: 10 years from the Grant Date

    [signature page to the Stock Option Agreement]